UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          -----------------------------

       Date of Report (Date of earliest event reported): December 2, 2004

                           Orthofix International N.V.
             (Exact name of Registrant as specified in its charter)

     Netherlands Antilles             0-19961                   N/A
 (State or other jurisdiction  Commission File Number     (I.R.S. Employer
      of incorporation)                                 Identification Number)


                          -----------------------------

                             7 Abraham de Veerstraat
                                     Curacao
                               Netherlands Antilles              N/A
                     (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code: 011-59-99-465-8525

                          -----------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01   Entry into a Material Definitive Agreement.
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     As previously announced by Orthofix International N.V. on March 26, 2004,
James F. Gero has assumed the Chairmanship of the Board of Directors (the "Board") in conjunction with the resignation as Chairman of Robert Gaines-Cooper who remains a director of the Company. Upon assuming his new duties on December 2, 2004, Mr. Gero will receive annual cash compensation of $200,000, a grant of 44,000 non-qualified stock options as well as certain company provided medical, dental and vision benefits.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors;
            --------------------------------------------------------------------
            Appointment of Principal Officers.
            ----------------------------------

     On December 7, 2004, Orthofix International N.V. issued a press release announcing the retirement of two of its directors from its Board and the appointment of two new directors to the Board effective as of December 7, 2004. As of the date of this filing, no final decisions have been made with respect to which, if any, of the committees of the Board the new directors will serve. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.



Exhibit No.    Description of Document
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99.1           Press release of Orthofix International N.V. dated December 7,
               2004

                                    Signature



          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   December 8, 2004

                                     ORTHOFIX INTERNATIONAL N.V.


                                     By:  /s/ Thomas Hein
                                          --------------------------------------
                                          Name:  Thomas Hein
                                          Title: Chief Financial Officer